Exhibit 21.1

SHARING SERVICES GLOBAL CORPORATION

LIST OF SUBSIDIARIES

Sharing Services Global Corporation

●	Elevacity International Holdings, LLC (Texas)
●	Elevacity U.S., LLC (Texas)
●	Global Product Innovations, LLC (Texas)
●	Global Travel Destinations, LLC (Texas)
●	LEH Insurance Group, LLC (Texas)
●	Moji Life International, Inc (Nevada)
●	SHRG Development Ventures, LLC (Texas)
●	SHRG Fulfillment Holdings, LLC (Texas)
●	SHRG IP Holdings, LLC (Texas)
●	SHRG Investment Ventures, LLC (Texas)
●	SHRG North America Acquisitions, LLC (Texas)
●	SHRG Real Estate Holdings, LLC (Texas)
●	Sigma Pay, Inc. (Nevada)
●	Elepreneurs Asia Limited (Hong Kong)
●	HAPI International Limited (Hong Kong)
●	HAPI Group Limited (Hong Kong)
●	HAPPY International DMCC (Dubai)
●	Sharing Services Korea Limited (South Korea)
●	SHRG Asia Partners Pte. Limited (Singapore)
●	Elenergy, LLC (Inactive)
●	Elevacity Global Australia PTY LTD (Inactive)
●	Elevacity Global Canada, ULC (Inactive)
●	Elevacity Global NZ Limited (Inactive)
●	Elevacity Limited (Inactive)
●	Elevacity Ventures, LLC (Inactive)
●	Elepreneurs Asia Pte. Limited (Inactive)
●	Elepreneurs Canada, ULC (Inactive)
●	Four Oceans Holdings, Inc (Inactive)
●	Hapi Place Holdings, LLC (Inactive)
●	Happy Venture International, Inc (Inactive)
●	Imagine University, LLC (Inactive)
●	Legacy Direct Global LLC (Inactive)
●	Partners Happy Pte. Limited (Inactive)
●	Product Innovations Affiliates, LLC (Inactive)
●	Total Travel Media, Inc. (Inactive)